EXHIBIT 99.1

AvePoint Announces Second Quarter 2026 Financial Results

Second quarter SaaS revenue of $98.5 million, representing 27% year-over-year growth, 26% on a constant currency basis
Second quarter Total revenue of $124.5 million, representing 22% year-over-year growth, 21% on a constant currency basis
Total ARR of $465.1 million, representing 27% year-over-year growth, 24% adjusted for FX

JERSEY CITY, N.J., Aug. 06, 2026 (GLOBE NEWSWIRE) -- AvePoint (Nasdaq: AVPT, SGX: AVP), the unifying Trust Layer for AI, today announced financial results for the second quarter ended June 30, 2026.

“Our excellent second quarter results reflect the growing demand for trusted AI, as we accelerated topline growth, outperformed all guided metrics, and delivered record net new ARR,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “As organizations rapidly integrate and rely on agentic AI, their need for visibility, governance, and security — for trust in this technology — has only intensified. Because trust is the foundational layer of enterprise AI, AvePoint is uniquely positioned to help organizations deploy intelligent systems with confidence, maximizing business value while minimizing risk. Our continued momentum underscores the strength of our platform and strategy as we capture the significant opportunity ahead.”

Second Quarter 2026 Financial Highlights

  Revenue: Total revenue was $124.5 million, up 22% from the second quarter of 2025. Within total revenue, SaaS revenue was $98.5 million, up 27% from the second quarter of 2025.
  Gross Profit: GAAP gross profit was $91.0 million, compared to $75.5 million for the second quarter of 2025. GAAP gross margin was 73.1%, compared to 74.0% for the second quarter of 2025. Non-GAAP gross profit was $91.7 million, compared to $76.3 million for the second quarter of 2025. Non-GAAP gross margin was 73.7%, compared to 74.8% for the second quarter of 2025.
  Operating Income: GAAP operating income was $10.2 million, compared to $7.1 million for the second quarter of 2025. GAAP operating margin was 8.2%, compared to 7.0% for the second quarter of 2025. Non-GAAP operating income was $20.3 million, compared to $18.8 million for the second quarter of 2025. Non-GAAP operating margin was 16.3%, compared to 18.4% for the second quarter of 2025.
  Cash and cash equivalents: $417.3 million as of June 30, 2026.
  Cash from operations: For the six months ended June 30, 2026, the Company generated $40.2 million of cash from operations, compared to $20.8 million in the prior year period.

Second Quarter 2026 Key Performance Indicators and Recent Business Highlights

  ARR as of June 30, 2026 was $465.1 million, up 27% year-over-year. Adjusted for FX, ARR grew 24%.
  Dollar-based gross retention rate was 89% on a reported and FX-adjusted basis, while dollar-based net retention rate was 111% on a reported basis and 110% when adjusted for FX.
  The Company released its third annual State of AI report, finding that organizations lack the trust layer required to scale AI safely, as governance gaps, deployment delays, and AI-generated data are compounding the challenge.
  The Company announced new advancements to the AvePoint Confidence Platform that extend the trust layer — the connected layer of governance, security, recovery, and backup controls that sits across an organization’s data — to agentic AI, new enterprise applications, and new multicloud infrastructure.

Financial Outlook

The Company is again raising its full-year guidance for annual recurring revenue, and the Company’s updated full-year guidance for revenue and non-GAAP operating income includes the respective second quarter outperformance relative to guidance. Second, the Company is increasing its expense plans for the second half of the year, given the rapidly growing market opportunity and demand for its platform and services. Lastly, the Company’s updated financial guidance reflects the current expected headwind from the fluctuation in foreign exchange rates for all metrics, which more than offset the raise in ARR and the second quarter outperformance for revenue and non-GAAP operating income.

For the third quarter of 2026, the Company expects:

  Total revenues of $128.2 million to $130.2 million, or year-over-year growth of 18% at the midpoint. On a constant currency basis, the Company expects revenue growth of 19% at the midpoint.
  Non-GAAP operating income of $21.0 million to $22.0 million.

For the full year 2026, the Company now expects:

  Total ARR of $522.1 million to $528.1 million, or year-over-year growth of 26% at the midpoint. Adjusted for FX, the Company continues to expect ARR growth of 26% at the midpoint.
  Total revenues of $508.5 million to $512.5 million, or year-over-year growth of 22% at the midpoint. On a constant currency basis, the Company now expects revenue growth of 21% at the midpoint.
  Non-GAAP operating income of $86.4 million to $88.4 million.

Quarterly Conference Call

AvePoint will host a conference call today, August 06, 2026, to review its second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 2808027. Investors can also join the webcast here. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

AvePoint is the unifying Trust Layer for AI. AvePoint enables more than 28,000 organizations and 6,000 channel partners to protect, secure, and govern their entire AI estate across data, infrastructure, AI and agents for Microsoft, Google, Salesforce, and other leading cloud environments — so that enterprises can deploy AI with confidence and scale innovation without scaling risk. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The Company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, the amortization of acquired intangible assets and expenses related to the secondary listing on the SGX-ST and the Company’s decision to discontinue its participation in a growth equity fund. The Company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS and term license and support revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The Company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The Company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The Company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Guidance for non-GAAP financial measures excludes, as applicable, share-based compensation expense and the amortization of intangible assets related to acquisitions. A reconciliation of the guidance for non-GAAP financial measures to the corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability and significance of, the amounts of share-based compensation expense and amortization of intangible assets related to acquisitions that are excluded from the guidance, as well as changes in interest rates and foreign exchange rates, which impact other GAAP performance metrics. Accordingly, a reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K. Copies of this and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information
AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (In thousands, except per share amounts) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026		2025	2026		2025
Revenue:
SaaS	$98,511		$77,317	$191,893		$146,259
Term license and support	10,245		10,215	19,564		23,400
Services	15,739		14,486	30,280		25,423
Total revenue	124,495		102,018	241,737		195,082
Cost of revenue:
SaaS	17,760		14,023	34,522		26,560
Term license and support	388		536	669		1,100
Services	15,341		11,920	30,171		22,718
Total cost of revenue	33,489		26,479	65,362		50,378
Gross profit	91,006		75,539	176,375		144,704
Operating expenses:
Sales and marketing	45,542		35,773	87,552		70,295
General and administrative	18,677		19,712	35,549		38,379
Research and development	16,563		12,960	30,323		25,649
Total operating expenses	80,782		68,445	153,424		134,323
Income from operations	10,224		7,094	22,951		10,381
Other income (loss), net	1,787		(240)	5,597		1,346
Income before income taxes	12,011		6,854	28,548		11,727
Income tax (benefit) expense	(15,559	)(1)	3,961	(14,272	)(1)	5,268
Net income	$27,570		$2,893	$42,820		$6,459
Net income attributable to noncontrolling interest	—		195	—		321
Net income available to common stockholders	$27,570		$2,698	$42,820		$6,138
Net income per share:
Basic	$0.13		$0.01	$0.20		$0.03
Diluted	$0.12		$0.01	$0.19		$0.03
Weighted average shares outstanding:
Basic	210,204		205,068	211,727		201,516
Diluted	220,856		229,179	223,517		226,951

(1)  Includes an income tax benefit of $19.9 million related to the release of a previously recorded valuation allowance on certain deferred tax assets.

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$417,250	$481,060
Accounts receivable, net	116,993	124,526
Prepaid expenses and other current assets	23,249	19,726
Total current assets	557,492	625,312
Property and equipment, net	6,795	6,020
Goodwill	36,779	37,986
Intangible assets, net	11,113	12,052
Operating lease right-of-use assets	26,154	16,824
Deferred contract costs	74,305	71,257
Other assets	44,365	19,730
Total assets	$757,003	$789,181
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,313	$3,805
Accrued expenses and other current liabilities	77,518	84,191
Current portion of deferred revenue	198,096	185,696
Total current liabilities	278,927	273,692
Long-term operating lease liabilities	16,310	9,949
Long-term portion of deferred revenue	14,975	15,260
Other liabilities	9,917	11,581
Total liabilities	320,129	310,482
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 211,431 and 215,076 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	21	22
Additional paid-in capital	962,907	980,389
Accumulated other comprehensive income	5,676	8,366
Accumulated deficit	(531,730)	(510,078)
Total stockholders’ equity	436,874	478,699
Total liabilities and stockholders’ equity	$757,003	$789,181

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Operating activities
Net income	$42,820	$6,459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,373	3,126
Operating lease right-of-use assets expense	4,763	4,301
Foreign currency remeasurement (gain) loss	(1,556)	4,053
Stock-based compensation	16,842	20,763
Deferred income taxes	(20,171)	(155)
Other	2,007	1,091
Change in value of warrant liabilities	—	(408)
Changes in operating assets and liabilities:
Accounts receivable	5,957	285
Prepaid expenses and other current assets	(3,639)	2,591
Deferred contract costs and other assets	(8,597)	(5,438)
Accounts payable, accrued expenses and other current liabilities, and other liabilities	(11,617)	(19,730)
Operating lease liabilities	(4,685)	(4,142)
Deferred revenue	14,705	7,969
Net cash provided by operating activities	40,202	20,765
Investing activities
Maturities of investments	145	—
Purchases of investments	(128)	—
Capitalization of internal-use software	(965)	(812)
Purchase of property and equipment	(2,484)	(2,479)
Cash paid in business combinations, net of cash acquired	—	(14,893)
Net cash used in investing activities	(3,432)	(18,184)
Financing activities
Purchase of common stock	(110,325)	(18,954)
Proceeds from warrant exercises	—	157,723
Proceeds from stock option exercises	12,485	8,029
Repurchase of noncontrolling interest	(1,843)	(12,148)
Other financing activities	(3)	(4)
Net cash (used in) provided by financing activities	(99,686)	134,646
Effect of exchange rates on cash	(894)	1,854
Net (decrease) increase in cash and cash equivalents	(63,810)	139,081
Cash and cash equivalents at beginning of period	481,060	290,735
Cash and cash equivalents at end of period	$417,250	$429,816
Supplemental disclosures of cash flow information
Income taxes paid	$8,614	$2,411
Unpaid purchase consideration transferred in connection with the business combination	$—	$5,499
Unpaid purchase of common stock	$561	$—
Receivable proceeds from warrant exercises	$—	$1,747

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Non-GAAP operating income
GAAP operating income	$10,224	$7,094	$22,951	$10,381
GAAP operating margin	8.2%	7.0%	9.5%	5.3%
Stock-based compensation expense	9,572	11,143	16,842	20,763
Amortization of acquired intangible assets	479	546	961	1,012
Non-GAAP operating income	$20,275	$18,783	$40,754	$32,156
Non-GAAP operating margin	16.3%	18.4%	16.9%	16.5%

Non-GAAP gross profit
GAAP gross profit	$91,006	$75,539	$176,375	$144,704
GAAP gross margin	73.1%	74.0%	73.0%	74.2%
Stock-based compensation expense	380	399	717	741
Amortization of acquired intangible assets	342	399	687	732
Non-GAAP gross profit	$91,728	$76,337	$177,779	$146,177
Non-GAAP gross margin	73.7%	74.8%	73.5%	74.9%

Non-GAAP sales and marketing
GAAP sales and marketing	$45,542	$35,773	$87,552	$70,295
Stock-based compensation expense	(3,152)	(2,842)	(5,467)	(5,168)
Amortization of acquired intangible assets	(137)	(147)	(274)	(280)
Non-GAAP sales and marketing	$42,253	$32,784	$81,811	$64,847
Non-GAAP sales and marketing as a % of revenue	33.9%	32.1%	33.8%	33.2%

Non-GAAP general and administrative
GAAP general and administrative	$18,677	$19,712	$35,549	$38,379
Stock-based compensation expense	(4,276)	(5,580)	(7,281)	(10,334)
Non-GAAP general and administrative	$14,401	$14,132	$28,268	$28,045
Non-GAAP general and administrative as a % of revenue	11.6%	13.9%	11.7%	14.4%

Non-GAAP research and development
GAAP research and development	$16,563	$12,960	$30,323	$25,649
Stock-based compensation expense	(1,764)	(2,322)	(3,377)	(4,520)
Non-GAAP research and development	$14,799	$10,638	$26,946	$21,129
Non-GAAP research and development as a % of revenue	11.9%	10.4%	11.1%	10.8%